Exhibit 99.1
AMB PROPERTY CORPORATION ANNOUNCES RESULTS TO DATE
AND AMENDMENT OF TENDER OFFER FOR NOTES OF AMB
PROPERTY, L.P.
SAN FRANCISCO, December 1, 2009 — AMB Property Corporation (NYSE: AMB) announced today that, as of 5:00 p.m., New York City time, on Tuesday, December 1, 2009 (the “Early Tender Date”), a total of approximately $168.9 million in aggregate principal amount of AMB Property, L.P.’s outstanding 6.30% Notes due 2013, 5.90% Notes due 2013, 7.00% Notes due 2011 and 6.75% Notes due 2011 (collectively, the “Notes”), have been tendered pursuant to AMB Property, L.P.’s tender offer (the “Offer”) for up to $250,000,000 aggregate principal amount (the “Maximum Tender Cap”) of the Notes. Approximately $88.0 million in aggregate principal amount of AMB Property, L.P.’s outstanding 6.30% Notes due 2013 and $74.9 million in aggregate principal amount of AMB Property, L.P.’s outstanding 5.90% Notes due 2013 have been tendered, for an aggregate principal amount of approximately $162.9 million of the notes maturing in 2013. Approximately $6.0 million in aggregate principal amount of AMB Property, L.P.’s outstanding 7.00% Notes due 2011 have been tendered. The tender offer will expire at midnight, New York City time, on Tuesday, December 15, 2009, unless extended or earlier terminated by AMB Property, L.P. (the “Expiration Date”). The terms and conditions of the tender offer are set forth in an Offer to Purchase dated November 17, 2009 (the “Offer to Purchase”) and related Letter of Transmittal, which together constitute the tender offer.
AMB Property Corporation also announced that AMB Property, L.P. has amended the terms of the Offer in the manner described in this release. Except as otherwise provided in this release, the terms and conditions of the Offer are set forth in the Offer to Purchase and the related Letter of Transmittal and remain unchanged.
The Offer originally contemplated that the purchase price to be paid for Notes that were validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Early Tender Date, unless extended or earlier terminated, and the purchase price for Notes after such time but prior to the Expiration Date would be payable in cash as set forth in the table below. The Total Consideration includes the early tender payment of $30 per $1,000 principal amount of Notes (the “Early Tender Payment”). Holders validly tendering their Notes after the Early Tender Date and prior to the Expiration Date would have been only eligible to receive the Tender Offer Consideration set forth in the table below, which is equal to the Total Consideration minus the Early Tender Payment. As amended, AMB Property, L.P. will pay the applicable Total Consideration for any Notes purchased in the Offer, regardless of whether they were tendered prior to or after the Early Tender Date. Accrued and unpaid interest up to, but not including, the date of payment for the Notes will be paid in cash on all validly tendered and accepted Notes. The date of payment for the Notes is expected to be the next business day following the Expiration Date.

Withdrawal rights with respect to the tendered Notes have expired. Accordingly, holders may not withdraw any Notes previously or hereafter tendered, except as contemplated in the Offer to Purchase.

		Aggregate Principal		Tender Offer	Early Tender
CUSIP		Amount	Acceptance Priority	Consideration	Payment	Total Consideration
Number	Title of Security	Outstanding	Level	(1)	(1)	(1)
00163X AN0	6.30% Series C Medium-Term Notes due 2013	$290,335,000	1	$1,020.00	$30	$1,050.00
00163X AM2	5.90% Series C Medium-Term Notes due 2013	$166,480,000	1	$1,008.75	$30	$1,038.75
00163X AE0	7.00% Medium-Term Notes due 2011	$50,000,000	2	$1,032.50	$30	$1,062.50
00163X AF7	6.75% Medium-Term Notes due 2011	$25,000,000	2	$1,035.00	$30	$1,065.00

(1)	Per $1,000 principal amount of Notes accepted for purchase.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The tender offer is only being made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of AMB Property Corporation, AMB Property, L.P., the dealer managers, the depositary, the information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer.
AMB Property, L.P. has engaged J.P. Morgan Securities Inc., BofA Merrill Lynch and Morgan Stanley & Co. Incorporated to act as dealer managers for the tender offer and Global Bondholder Services Corporation to act as information agent and depositary for the tender offer. Requests for documents may be directed to Global Bondholder Services Corporation at 866.540.1500 (U.S. toll free) or at 212.430.3774 (collect), or in writing to 65 Broadway, Suite 723, New York, NY 10006, Attention: Corporate Actions. Questions regarding the tender offer may be directed to J.P. Morgan Securities Inc. at 212.834.3424 or 866.834.4666 (U.S. toll free); BofA Merrill Lynch at 888.292.0070 (U.S. toll free) or at 980.388.4603 (collect); or Morgan Stanley & Co. Incorporated at 866.718.1649 (toll free).

AMB Property Corporation.(r) Local partner to global trade.(tm)
AMB Property Corporation(r) is a leading owner, operator and developer of global industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of September 30, 2009, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 156.1 million square feet (14.5 million square meters) in 47 markets within 14 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio comprises High Throughput Distribution(r) facilities-industrial properties built for speed and located near airports, seaports and ground transportation systems.
AMB’s press releases are available on the company website at www.amb.com or by contacting the Investor Relations department at +1 415 394 9000.
Some of the information included in this press release contains forward-looking statements, such as statements related to the cash tender offer for the Notes. Because these forward-looking statements involve numerous risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in the forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “forecasting, “ “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this press release or as of the dates indicated in the statements. All of our forward-looking statements are qualified in their entirety by this statement. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of AMB by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy, any amendment, extension or termination of the tender offer, and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009.
SOURCE: AMB Property Corporation
CONTACT:
AMB CONTACTS
Tracy A. Ward
Vice President, IR & Corporate Communications
Direct +1 415 733 9565
Email tward@amb.com